SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO. 1-15497

Date of Report: November 25, 2009

RecycleNet Corporation
(Exact name of registrant as specified in its charter)

Utah	87-0301924
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

175 East 400 South, Suite 900, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

801-531-0404
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01             Other Events

At the Annual Meeting of Shareholders held on November 25, 2009 the shareholders unanimously approved a reverse split of the common stock of the Company on a one for ten basis (for each ten common shares of the Company held by a shareholder, the shareholder will receive one common share of the re-capitalized Company).  Fractional shares if any, based upon the foregoing ratio shall be rounded up to a whole share for fractions in excess of 50% and shall be rounded down for fractions of 50% or less.   For shareholders holding less than 10 common shares the same treatment will apply; 6 or more shares will be issued 1 (one) share of the re-capitalized Company, 5 or less shares will be rounded down to 0 (zero) shares after completion of the reverse split.

The reverse stock split will take effect at the close of business on the date of the Annual Meeting of November 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2009	RecycleNet Corporation

	By:	/s/ Paul Roszel
Paul Roszel, President and Chairman of the Board of Directors